Exhibit 2.1

ISLAND CAPITAL MANAGEMENT, LLC

AND

AF OCEAN INVESTMENT MANAGEMENT COMPANY

EQUITY AND CAPITAL CONTRIBUTION AMOUNT

TRANSFER AGREEMENT

4 May 2012

EQUITY AND CAPITAL CONTRIBUTION AMOUNT TRANSFER AGREEMENT

This Agreement is made on 4 May, 2012 by and between:

(1)

ISLAND CAPITAL MANAGEMENT, LLC, a Florida limited liability company having its registered address at 15500 Roosevelt Blvd., Suite 301 Clearwater Florida 33760, USA (the “Transferor''), Legal Representative: Micah Eldred, Nationality: USA; and

(2)

AF OCEAN INVESTMENT MANAGEMENT COMPANY, a Florida corporation having its registered address at 6371 Business Blvd., Suite 200 Sarasota Florida 34240, USA (the “Transferee”) Legal Representative: Andy Fan, Nationality: USA.

Transferor and Transferee shall be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

1.

Pursuant to the Articles of Association dated October 2011 and the subsequent approval by the Shanghai Commission of Commerce, Transferor has established Endeavour (Shanghai) Business Services Co., Ltd. as a wholly foreign-owned enterprise in Shanghai (the “WFOE”);

2.

Transferor owns all of the equity interest in the WFOE; and

3.

Transferee desires to purchase from Transferor all of the equity interest in the WFOE.

NOW THEREFORE, through friendly consultation and in consideration of the mutual covenants contained herein and of other good and valuable consideration, the Parties have agreed as follows:

1.

Transfer of Equity Interest and Transfer Price

1.1

Subject to the terms and conditions of this Agreement, Transferor hereby agrees to transfer to Transferee, and Transferee hereby agrees to acquire from Transferor, all the equity interest and the balance of the subscribed capital contribution amount that Transferor holds in the WFOE representing 100% interest in the total registered capital of the WFOE (together, the “Transfer Interest”) with all appertaining rights, interests and obligations.

1.2

The price payable by Transferee to Transferor for the transfer of the Transfer Interest shall be One Hundred and Fifty Thousand United States dollars (US$150,000) (the “Transfer Price”).

1.3

Upon and after the Closing, Transferee shall own 100% of the registered capital (including the balance of the subscribed capital contribution amount) and equity interest in the WFOE. Transferor shall cease to be a shareholder of the WFOE concurrently.

1.4

Upon and after the Closing, Transferee shall enjoy all rights and interests and bear all responsibilities as an investor pursuant to the applicable Chinese laws and the Articles of Association of the WFOE.

2.

Payment of Transfer Price

2.1

Transferee shall pay the Purchase Price to Transferor on or prior to the Closing Date.  All payments shall be made by wire transfer of immediately available funds to such bank account or bank accounts designated by Transferor.

3.

CLOSING

3.1

Upon the terms and subject to the conditions of this Agreement, the closing of the transaction contemplated by this Agreement (the “Closing”) will take place at such time and place as the Parties may agree (the “Closing Date”).

3.2

At or prior to the Closing, Transferor shall deliver the originals or copies of the following documents to Transferee:

(a)

WFOE's Certificate of Approval and the current business licence;

(b)

WFOE's Articles of Association;

(c)

Government approval of the transaction contemplated by this Agreement and the Certificate of Approval issued by the relevant approval authority in this regard;

(d)

WFOE's unaudited, consolidated balance sheet as of March 31, 2012 and the latest capital verification report;

(e)

Resignation letter of the current directors of the WFOE;

(f)

 All original investment certificates (if any) issued to Transferor by the WFOE;

(g)

Any other documents that may be agreed to be delivered by Transferor on or prior to the Closing Date.

3.3

Post-closing matters: Transferor shall deliver a business licence of the WFOE reissued by the relevant Administration of Industry and Commerce following the approval of the transfer of the Transfer Interest.

3.4

At the Closing, Transferee shall deliver the Transfer Price and other amounts (if any) to Transferee; and any other documents that may be agreed to be delivered by Transferee on or prior to the Closing Date.

4.

Representations and Warranties

4.1

Transferor hereby represents and warrants to Transferee as follows:

(a)

WFOE is a wholly foreign-owned enterprise with limited liability duly established and validly existing as a legal person under the laws of the PRC.

(b)

WFOE is currently registered with the Shanghai Administration of Industry and Commerce and it has full corporate power and authority to carry on its business within its approved business scope.

(c)

The Balance Sheet fairly presents in all materials respects the financial condition of the WFOE as of March 31, 2012. The Balance Sheet was prepared from, and is in accordance and consistent with, the accounting records of the WFOE.

(d)

The approved amount of the registered capital of the WFOE is US$150,000. As of the date hereof, Transferor has contributed a total of US$100,000 to the registered capital of the WFOE. The balance of the subscribed capital contribution in the amount of US$50,000 shall be paid before January 31, 2013.

(e)

Transferor is the sole beneficial owner and controls all of the Transfer Interest, and owns valid title to all of the Transfer Interest free and clear of any encumbrances of any kind.   Transferor will transfer the Transferred Interest to Transferee free and clear of any encumbrances or any rights and interests in favour of third parties whatsoever.

(f)

To the knowledge of Transferor, no civil, criminal or administrative actions are pending or threatened in respect of the WFOE and/or its business operations.

(d)

The representations and warranties contained herein shall be true and accurate in all material respects as of the date of this Agreement.

4.2

Transferee hereby represents and warrants to Transferor as follows:

(a)

Transferee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, USA

(b)

Transferee has the full legal right, power and authority to execute, deliver and perform this Agreement and to carry out the transaction contemplated in this Agreement. The execution and delivery of this Agreement by Transferor and the consummation of the transaction contemplated hereby have been duly authorized by all necessary corporate action. This Agreement when executed and delivered constitutes the legal, valid and binding obligation of the Transferor enforceable against it in accordance with its terms.

(c)

Transferee is financially sound and has sufficient funds to pay the Purchase Price.

(d)

Transferee has committed to pay the remaining subscribed capital contribution in the amount of US$50,000 strictly in accordance with the timeline as approved by the original approval authorities of the WFOE.

(e)

The representations and warranties contained herein shall be true and accurate in all material respects as of the date of this Agreement.

4.3

The Parties each acknowledges that they have relied upon the representations and warranties made by the other Party in signing this Agreement.

4.4

Between the execution of this Agreement and the Closing Date, if any Party becomes aware of a fact or circumstance which constitutes a breach of this Article 3 or has caused or might cause any one of the warranties to become untrue, inaccurate, incomplete or misleading at any time before the Closing Date, such Party shall notify the other Party of such fact or circumstance.

4.5

The representations and warranties hereunder and this Section 4 shall become effective upon the execution of this Agreement and shall survive the Closing Date.

5.

Bank Charges, Stamp Duties and Taxes

5.1

Unless otherwise expressly provided, bank charges, stamp duties and taxes in relation to the transfer of the Transfer Interest shall be borne by Transferee.

6.

Breach of Agreement

6.1

In the event of any breach by any Party to this Agreement, the other Party shall have the right to claim against the defaulting party.

7.

Governing Law

7.1

This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China.

8.

EFFECTIVENESS OF THIS AGREEMENT

8.1

This Agreement shall become effective upon approval by the relevant Chinese approval authorities.

9.

MISCELLANEOUS

9.1

Each Party agrees and undertakes that it will, forthwith upon the execution of this Agreement and from time to time thereafter, execute all such other documents or agreements, and do all such other acts as may be necessary to carry out its obligations hereunder.

9.2

The invalidity, unlawfulness and unenforceability of any term of this Agreement shall not affect the effectiveness of other terms.

9.3

This Agreement shall not be assignable unless otherwise agreed by the Transferor and Transferee in writing.

9.4

Any amendment to this Agreement shall be made in writing and be signed by the Parties.

9.5

This Agreement is executed in both English and Chinese. If there are any discrepancies between the two language versions, the English version shall prevail.

9.6

This Agreement shall be executed in [5] original copies. The Parties will each hold one original. Three originals will be submitted to the relevant authorities for approval and filing.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorised representatives on the date first above written.

ISLAND CAPITAL MANAGEMENT, LLC

Per:  /s/MICAH ELDRED

Name:  Micah Eldred

Title:  Manager

Nationality:  USA

AF OCEAN INVESTMENT MANAGEMENT COMPANY

Per:  /s/ANDY FAN

Name: Any Fan

Title: President, CEO

Nationality:  USA